Exhibit 10.1

DEGOLYER AND MACNAUGHTON

4925 GREENVILLE AVENUE, SUITE 400

ONE ENEROY SQUARE

DALLAS, TEXAS 75206

April 28, 2005

Petróleo Brasileiro S.A.

Av. República do Chile, 65/1702

Rio de Janeiro

Brasil 20035-900

Gentlemen:

We hereby consent to the references to our firm as set forth in the Annual Report on Form 20-F of Petróleo Brasileiro S.A. (Petrobras) for the year ended December 31, 2004, under the heading “Item 4 - INFORMATION ON THE COMPANY - Exploration, Development and Production - WORLDWIDE ESTIMATED NET PROVED RESERVES.” We prepared estimates, as of December 31, 2004, of the proved crude oil, condensate, and natural gas reserves and the oil equivalent of 68 fields with interests owned by Petrobras. These estimates were prepared in accordance with the reserves definitions of Rules 4-10(a) (1)-(13) of Regulation S-X of the United States Securities and Exchange Commission. The fields are located in Brazil and offshore from Brazil, The volumes of proved reserves estimated, as of December 31, 2004 are 8,462 million barrels of oil and condensate; 6,652,921 million cubic feet of marketable gas and 9,570 million barrels of oil equivalent. These estimates and the fields evaluated are those contained in our report entitled “Letter Report as of December 31, 2004 on Reserves of Certain Properties in Brazil with interests owned by Petroleo Brasileiro S.A.”

Very truly yours,

DeGOLYER and MacNAUGHTON